Third Quarter 2022 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO October 18, 2022

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) Truist’s ability to generate positive operating leverage in 2022, (ii) the benefits of Truist’s shift from integrating to operating, (iii) the benefits and expenses related to Truist’s investment in its teammates, including through an increase in its minimum wage, (iv) the benefits associated with investments in digital capabilities offered by Truist and the timing for making new capabilities available to clients, (v) future levels of adjusted and core revenue, fee income, adjusted noninterest expense, net charge-off ratio, adjusted PPNR, and net interest margin, (vi) Truist’s capital position and financial performance through a range of economic scenarios, (vii) projected amounts of merger-related and restructuring charges and incremental operating expenses related to the merger and the timing for elimination of such charges and expenses, (viii) the benefits and capabilities of the Arena software platform, (ix) the ability of investments in technology to mitigate operational losses, (x) Truist’s effective tax rate in future periods, (xi) the benefits and financial impact of the BenefitMall and BankDirect Capital Finance acquisitions, and (xii) Truist’s prospects for loan growth in the near-term and medium-term, in particular with respect to prime auto and residential mortgage lending. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Truist’s subsequent filings with the Securities and Exchange Commission: • residual risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust, including the ability to realize the anticipated benefits of the Merger; • expenses relating to the Merger and application and data center decommissioning; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, decreased demand for certain types of loans, and increases in the allowance for credit losses; a resurgence of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; • Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral; • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion, which could damage Truist’s reputation; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance; • regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to climate, capital, and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • the monetary and fiscal policies of the federal government and its agencies, including in response to rising inflation, could have a material adverse effect on the economy and Truist’s profitability; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, including as a result of supply chain disruptions, inflationary pressures and labor shortages, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated in the increased work-from-home environment caused by the COVID-19 pandemic as job markets may be less constrained by physical geography; • fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, which have increased in frequency with current geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted Operating Leverage - The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity, and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders’ equity, amortization of intangible assets. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist’s management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7.

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5 Living our purpose Inspire and build better lives and communities Community Impact, Financial Inclusion, and Education Responsible Business and Ethical Conduct Bringing T3 to Life: Technology and Touch Human Capital and DEI ESG and Environmental Sustainability – Achieved 120% of prorated goal for the $60 billion 3 year 2020-2022 Community Benefits Plan commitment1 – Provided disaster relief, humanitarian aid, and volunteerism to our impacted teammates, clients, and communities in response to Hurricane Ian, including $1.25 million in grants from the Truist Foundation – – Continued teammate listening sessions across footprint (which resulted in several positive actions, including more than $72 million in investments to strengthen small businesses) and community outreach events with more than 800 teammate volunteers – Launched Truist One Banking – a first-of-its-kind approach to the checking account experience: provides accounts with no overdraft fees and other solutions to help clients grow and achieve financial success – Launched Truist Assist, an AI- enhanced virtual assistant within the mobile banking app and online banking platform; combining innovative technology with personalized human touch to enhance the client experience – Announced the expansion of digital investment offerings with Truist Invest, a robo advisor, and Truist Invest Pro, a hybrid investing solution that combines automated investing with access to a team of financial advisors – 16.5% of senior leadership roles are held by ethnically diverse teammates; with continued aspirations for growth in this area – Increased minimum wage to $22/ hour on 10/1 for eligible teammates to attract and retain top talent, address the rising cost of living, and position Truist among the leaders in the industry – Named a Top 100 performer within the new 2022 JUST Capital Workforce Equity and Mobility Ranking – Will shift TCFD Report publication to spring 2023, to align with the release of the annual ESG/CSR Report 1 As of 8/31/22

Financial Results

7 Selected items affecting 3Q22 results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($62) ($48) ($0.04) Incremental operating expenses related to the merger ($90) ($69) ($0.05) See non-GAAP reconciliations in the appendix Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding

3Q22 performance highlights

Summary Income Statement ($ MM)

	3Q22	Change vs. 2Q22	Change vs. 3Q21
GAAP / Unadjusted			
Revenue	$5,885	3.6%	4.6%
Expense	$3,613	0.9%	(4.8)%
PPNR	$2,272	8.0%	24.1%
Provision for credit losses	$234	36.8%	NM
Net income available to common	$1,536	5.6%	(5.0)%
Diluted EPS	$1.15	5.5%	(4.2)%
ROTCE	23.5%	80 bps	420 bps
Efficiency ratio	61.8%	(150) bps	(600) bps
Adjusted			
Revenue	$5,886	3.6%	4.6%
Expense	$3,321	2.6%	2.0%
PPNR	$2,565	4.9%	8.3%
Net income available to common	$1,654	3.1%	(13.8)%
Diluted EPS	$1.24	3.3%	(12.7)%
ROTCE	25.1%	30 bps	250 bps
Efficiency ratio	56.4%	(60) bps	(150) bps

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix

Commentary

Earnings and profitability

- $1.7 billion of adjusted net income available to common ($1.24 per share) and adjusted ROTCE of 25.1%
  - Adjusted EPS up 3.3% sequentially as higher PPNR was partially offset by higher provision for credit losses
- Adjusted PPNR up 4.9% sequentially as a result of expanding net interest margin and strong loan growth; partially offset by seasonally lower insurance revenues and lower investment banking & trading income
- Continue to target positive operating leverage (GAAP and adjusted) for full year
  - YTD adjusted operating leverage was (50) bps
    - Building momentum: YoY (3Q22 vs. 3Q21) adjusted operating leverage was +260 bps
- Asset quality remains excellent: 27 bps NCO and stable NPL / delinquencies

Balance sheet, capital, and liquidity

- Robust average loan growth of 4.3%
- Liquidity and funding remain stable
  - Average deposits declined 0.9% sequentially
  - LCR of 111%
- Capital (9.1% CET1) remains strong, particularly in the context of Truist's risk profile
  - Acquired BenefitMall (9/1) and announced acquisition of BankDirect Capital Finance
  - Increased dividend 8% to $0.52 per share

TRUIST

8

Digital care for Truist clients

Mobile App Users[1]



5%
4.2MM
4.3MM
4.4MM
1Q22
2Q22
3Q22

Zelle Transactions



38%
13MM
16MM
18MM
1Q22
2Q22
3Q22

Digital Transactions[2]



12%
58MM
64MM
65MM
1Q22
2Q22
3Q22

Increase in Client Satisfaction With Digital[3]



+18%
+6%
+5%
+7%
1Q22
2Q22
3Q22

Introducing Truist Assist: Continuing to Bring T3 to Life

- Our AI-enhanced virtual assistant, combining innovative technology with personalized human touch, available to Retail banking clients 24x7 in online and mobile banking app platforms
- Addresses our clients' most common banking and support needs such as locking/unlocking debit and credit cards, exploring different account options, managing payments and alerts, ordering checks, and offering financial tips
- Embeds Truist Contact Centers as part of the experience, providing clients with a frictionless transition to speak with a dedicated group of live agents in the Contact Center when their request warrants a deeper level of support
- In the future, Truist Insights will be integrated with Truist Assist where we currently deliver nearly 9 financial insights per client each month on average



9:41
Truist Assist
Hi, I'm here to help you find what you're looking for or answer your questions about digital banking.
How can i help you?
Explore checking options
Explore credit cards
Order checks
Manage alerts
Go paperless
Type or ask me something...

TRUIST

1 Active users reflect clients that have logged in using the mobile app over the prior 90 days
2 Digital commerce defined as products (deposits, lending, mortgage, ex. LightStream, Sheffield, and Service Finance) opened through digital applications
3 Client satisfaction: How satisfied are you with your most recent experience using digital banking with Truist?

9

10 $165.8 $164.5 $167.5 $173.3 $179.7 $120.4 $121.8 $121.1 $123.4 $129.7 3.92% 3.81% 3.70% 3.91% 4.49% 3.58% 3.49% 3.42% 3.64% 4.36% Commercial LHFI ($ B) Consumer & Card LHFI ($ B) Loans HFI yield (%) Loans HFI yield ex. PAA (%) 3Q21 4Q21 1Q22 2Q22 3Q22 – Average loans up 8.1%; up 9.7% ex. PPP (YoY drivers generally similar to prior quarter trends) – C&I up 12.7% – CRE and Commercial construction down 11% – Residential mortgage up 17% – Consumer and Card (ex. mortgage) up 1.9% – Broad-based growth: average loans up 4.3% – C&I up 4.5% due to growth across most CIB industry verticals and product groups – Residential mortgage up $4.0 billion, or 8.2%, as a result of additional correspondent production and slower prepays – Consumer and Card (ex. mortgage) up $2.3 billion, or 3.1%, as a result of strong growth in prime auto, Service Finance, LightStream, recreational lending (marine and RV), and Sheffield; partially offset by continued run-off in partnership loans and student Average loans & leases HFI 5-Quarter Trend vs. Prior Quarter vs. Prior Year $286.2 $286.3 $288.6 $296.7 $309.4

11 – Average deposits decreased $3.7 billion, or 0.9%, driven by monetary tightening, increased consumer spending, and seasonality – Well-controlled deposit costs – Total cost of deposits was 31 bps; up 22 bps compared to prior quarter – Total cost of interest-bearing deposits was 48 bps, up 34 bps compared to prior quarter – Reflects a 21% cumulative beta; (ex. brokered deposits was 14%)1 Average deposits $261.0 $264.5 $269.3 $275.1 $274.1 $141.7 $146.5 $145.9 $148.6 $146.0 0.03% 0.03% 0.03% 0.09% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 3Q21 4Q21 1Q22 2Q22 3Q22 5-Quarter Trend vs. Prior Quarter vs. Prior Year – Average deposits increased $17.4 billion, or 4.3%, due to the prior impacts of government stimulus and 1Q increase in brokered deposits 1 Cumulative beta calculation is based on change in average interest bearing deposit cost divided by change in average Fed Funds from 1Q22 to 3Q22 $402.7 $411.0 $415.2 $423.8 $420.1 0.31%

12 – Net interest income increased 10% as a result of higher short-term interest rates and strong loan growth (alongside well-controlled deposit costs), partially offset by lower PAA – Core net interest income increased 14% – Reported NIM and core NIM expanded 23 and 30 bps, respectively, as a result of higher short-term interest rates (alongside well-controlled deposit costs) – PAA contribution declined by 7 bps $3,261 $3,267 $3,209 $3,435 $3,783 $3,006 $3,030 $2,999 $3,231 $3,670 $255 $237 $210 $204 $113 2.81% 2.76% 2.76% 2.89% 3.12% 2.58% 2.55% 2.57% 2.72% 3.02% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 3Q21 4Q21 1Q22 2Q22 3Q22 Net interest income & net interest margin 5-Quarter Trend vs. Prior Quarter vs. Prior Year – Net interest income up 16% as a result of strong loan growth, higher market interest rates (alongside well-controlled deposit costs), and solid deposit growth; partially offset by lower PAA and PPP revenue – Reported NIM up 31 bps YoY as core NIM expansion of 44 bps more than offset 13 bps decline in PAA contribution – Core NIM expansion driven by higher market interest rates coupled with well-controlled deposit costs 1 See non-GAAP reconciliations in the appendix 1

Noninterest income

5-Quarter Trend



$2,365
$772
$276
$356
$316
$645
42.2%
$2,323
$657
$273
$350
$377
$666
41.7%
$2,142
$559
$252
$343
$261
$727
40.2%
$2,248
$577
$254
$337
$255
$825
39.7%
$2,102
$558
$263
$334
$222
$725
36.0%
3Q21
4Q21
1Q22
2Q22
3Q22
Insurance income
Wealth management income
All other fee categories
Investment banking & trading
Service charges on deposits
Fee income ratio (%)

Other income detail		3Q21		2Q22		3Q22
Other income *(ex. NQDCP)*	$	110	$	46	$	29
NQDCP impact		30		(30)		(28)
Other income	**$**	**140**	**$**	**16**	**$**	**1**

vs. Prior Quarter

- Noninterest income declined $146 million, or 6.5%
  - Insurance income decreased $100 million, or 12%, primarily driven by seasonality
  - Investment banking & trading declined $33 million, or 13%, due to continued challenging market conditions
  - Other income, excluding NQDCP impacts, decreased $17 million due to valuation-related marks (*see table*)

vs. Prior Year

- Noninterest income declined $263 million, or 11%
  - Residential mortgage income declined 60% due to lower refinance activity (impacting volumes and margins)
  - Investment banking & trading income declined 30% due to lower capital markets activity, partially offset by higher trading income
  - Other income, excluding NQDCP impact, decreased $81 million due to lower income from SBIC-related investments and other valuation-related impacts *(see table)*
  - Above declines were partially offset by strong 12% growth in insurance income (acquisitions and 6.5% organic growth)

TRUIST

13

Noninterest expense

5-Quarter Trend ($ MM)



$3,795
$30
$145
$363
$3,257
67.8%
57.9%
$3,700
$143
$427
$3,131
66.5%
56.0%
$3,674
$137
$418
$3,119
69.0%
58.3%
$3,580
$143
$238
$3,238
63.3%
57.0%
($39)
$3,613
$140
$152
$3,321
61.8%
56.4%
3Q21
4Q21
1Q22
2Q22
3Q22
Adjusted noninterest expense
Amortization
GAAP efficiency ratio
Merger costs[1]
Other significant items
Adjusted efficiency ratio

vs. Prior Quarter

- Noninterest expense increased $33 million, or 0.9%
  - Merger costs[1] declined $86 million, or 36%
- Adjusted noninterest expense was $3.3 billion, up $83 million, or 2.6%
  - Professional fees and outside processing[2] up $34 million due to ongoing investments in technology
  - Other expense[2] increased $28 million primarily due to higher operational losses
  - Personnel expense[2] increased $23 million primarily as a result of investments in lines of business and enterprise technology, in addition to the BenefitMall acquisition

vs. Prior Year

- Noninterest expense declined $182 million, or 4.8%
  - Merger costs[1] declined $211 million
- Adjusted noninterest expense up $64 million, or 2.0%, as higher operational losses and increased investment spend mitigated by merger cost save progress
  - Other expense[2] increased $87 million as a result of higher operational losses and increased teammate travel
  - Professional fees and outside processing[2] up $70 million due to enterprise technology investments and increased call center staffing
  - Personnel expense[2] down $32 million as a result of impacts from the nonqualified plan and lower performance-driven incentives; partially offset by investments in talent and acquisitions
  - Software, occupancy, equipment costs all declined primarily due to merger cost save progress

TRUIST

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes incremental operating expenses related to the merger; 3Q21 professional fees and outside processing expense also excludes professional fee accrual

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15 Asset quality 4.5x 9.0x 8.8x $421Net Charge-Offs Provision / (Benefit) for Credit Losses Nonperforming Loans / LHFI ALLL $135 $182 $178 $159 $213 0.19% 0.25% 0.25% 0.22% 0.27% NCO NCO ratio 3Q21 4Q21 1Q22 2Q22 3Q22 ($324) ($103) ($95) $171 $234 3Q21 4Q21 1Q22 2Q22 3Q22 0.38% 0.38% 0.36% 0.36% 0.35% 3Q21 4Q21 1Q22 2Q22 3Q22 $4,702 $4,435 $4,170 $4,187 $4,205 1.65% 1.53% 1.44% 1.38% 1.34% ALLL ALLL ratio ALLL / NCO 3Q21 4Q21 1Q22 2Q22 3Q22 Continued strong credit performance; sequential and YoY trends driven by normalizing trends and seasonality within consumer portfolios Provision expense increased sequentially as a result of increased consumer net charge-offs ALLL ratio declined 4 bps given strong portfolio performance and growth in higher quality loans, partially offset by moderately slower economic outlook Asset quality remains excellent, reflecting our prudent risk culture and diverse portfolio Leading indicators (NPL, early stage delinquencies) remain strong $48 8.8X 6.1X 5.8X 6.5X 5.0X

16 Capital and liquidity position 10.1% 9.2% 9.1% Common Equity Tier 1 Tier 1 Total 3Q21 2Q22 3Q22 Current quarter regulatory capital information is preliminary 114% 110% 111% $85.8 $85.0 $88.6 LCR HQLA ($ B) 3Q21 2Q22 3Q22 13.9% Capital position – CET1 ratio was 9.1% – Sequential decline driven by strong 3.5% EOP loan growth and BenefitMall acquisition – Increased dividend 8% to $0.52 per share in 3Q22 – Overall, continue to maintain a strong capital position, particularly in the context of risk and profitability profile Liquidity position – Average LCR of 111% – Average loan-to-deposit ratio of 74% 11.9% 13.9% Capital and liquidity position Commentary 10.8% 12.6% 12.6% 10.7%

3Q22 acquisition detail

	BenefitMall	BankDirect Capital Finance
Description	– Acquisition of a wholesale employee benefits insurance broker focused on small to medium sized businesses – Closed 9/1/22	– Entered into an agreement to purchase BankDirect Capital Finance, the insurance premium finance unit of Texas Capital Bancshares – Anticipated to close 4Q22
Strategic Rationale	– Significantly expands wholesale employee benefits offerings (dental, life, vision, disability, long-term care); fills void in Truist Insurance Holdings (TIH) offerings – Provides incremental IRM opportunities across TIH and Truist commercial/corporate clients	– Adds scale and life insurance premium finance capabilities – Pro forma: TIH becomes the #2 premium finance player – Expands west coast presence – High-quality, short duration loan portfolio
Initial impact	– ~20 bps impact to CET1	– ~$3.2 billion of loans added (with strong projected growth) – ~15 bps impact to CET1 (RWA impact from loans and premium paid)

Ongoing financial impact	– ~$160 million annual revenue with strong projected growth
	– Mid-20's EBITDA margin initially; growing to mid-30's over time
	– ~$350 million intangible asset[1]
	– Mid-teens IRR
		– ~1.60% cash ROA
		  – ~250 bps blended spread across P&C and life[2]
		  – Mid-20's steady state efficiency ratio
		– ~$80 million intangible asset[3]
		– Mid-teens IRR

1 Amortized over various time periods based on the economic benefit of the intangible asset, not to exceed 15 years
2 P&C loan spreads generally indexed to the 6-month Treasury and life loan generally spread indexed to BSBY
3 BankDirect useful life and amortization methodology have not yet been determined

TRUIST

17

18 2020 2021 2022 2023 Pandemic Executional excellence Transformation and growth Integration Well Positioned for the Future – Finalize the merger – February conversion (complete) – Eliminate merger-related charges and incremental operating expenses by year-end – Achieve cost saves objectives – Shift from integration to execution and growth – Realize significant benefit from becoming One Truist (systems, digital, brand, IRM) – Accelerate revenue momentum – Client experience enhancements – Continue to target positive operating leverage for full year 2022 (GAAP and adjusted) Shifting from integration focus to execution and growth

19 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong ESG progress – Top 10 U.S. commercial bank – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of- sale lending, and advice / industry expertise – Significant IRM potential – Strong market shares in high growth footprint (South / Mid-Atlantic) with select national businesses – Further modernize technology stack – Obsess over enhanced client and teammate experience to drive client acquisition – Enable convenient commerce and strengthen payments capabilities – Fit-for-purpose approach (build, buy, partner) – Increased usage of Open Banking, APIs, and Truist Ventures – Targeting strong growth and profitability (with lower volatility) – Continued confidence in achieving $1.6 billion of net cost savings – ROATCE: Low 20s – ER: Low 50s – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

Appendix

Consumer Banking & Wealth

Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, Dealer Retail Services, and Consumer Finance

Metrics

Income statement ($ MM)	3Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$2,645	$368	$495
Provision for credit losses	283	84	288
Noninterest income	882	(9)	(146)
Noninterest expense	1,952	—	(33)
Segment net income	986	210	53
Balance Sheet ($ B)			
Average loans[(1)]	$140.3	$6.0	$7.7
Average deposits	249.5	(5.6)	6.2
Other Key Metrics			
Mortgages serviced for others ($ B)[(2)]	$218.7	$9.2	$20.6
Wealth management AUM ($ B)[(2)]	173.9	(6.2)	(28.8)
Branches	2,119	2	(399)

Commentary

- Net income of $986 million, up $210 million from the prior quarter
- Increase in NII primarily driven by higher funding credit on deposits and higher average loan balances, partially offset by decreased loan spreads and lower PAA
  - Average loans grew 5% vs. 2Q22 and 6% vs. 3Q21 primarily driven by increased residential mortgage balances along with growth in prime auto, Service Finance, LightStream, recreational lending (marine and RV), and Sheffield
  - Average deposits declined 2% vs. 2Q22 due to tightening monetary policy, increased spending, and seasonality
- Provision for credit losses increased sequentially due to higher loan growth and increased net charge offs in the current quarter
- Fee income stable vs. 2Q22; YoY decline primarily driven by residential mortgage income
- Expenses were stable vs. 2Q22 primarily driven by lower merger-related and restructuring charges offsetting higher operational losses, marketing and personnel expense
- MSR increases driven by bulk acquisitions
- Wealth management AUM decline primarily due to lower market valuations offset by continued positive net asset flows

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CRE & Grandbridge

Metrics

Income Statement ($ MM)	3Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$1,623	$278	$339
Provision for credit losses	(50)	(22)	214
Noninterest income	604	(32)	(148)
Noninterest expense	795	14	(9)
Segment net income	1,164	202	(17)
Balance Sheet ($ B)			
Average loans[(1)]	$167.8	$6.1	$17.3
Average deposits	146.1	(1.2)	(5.8)

Commentary

- Net income of $1.2 billion, up 21% from the prior quarter, primarily driven by higher NII and lower provision for loan losses offset by lower fees and higher expenses
- NII increased 21% vs. 2Q22 as a result of higher funding credit on deposits and higher average loan balances; partially offset by reduced PAA and PPP fees
  - Average loans up 4% vs. 2Q22 driven by growth across most CIB industry verticals and product groups
  - Average deposits down 1% vs. 2Q22, primarily due to corporate tax payments and outflows within CCB
- Noninterest income decreased 5% vs. 2Q22, primarily driven by lower investment banking and trading income
- Noninterest expense increased $14 million driven by continued investment in talent within CIB

(1) Excludes loans held for sale

TRUIST

A-2

Insurance Holdings

Represents performance for Truist Insurance Holdings' Retail, Wholesale, and Services Divisions

Metrics

Income statement ($ MM)	3Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$33	$5	$5
Noninterest income	734	(99)	82
Total revenue	767	(94)	87
Noninterest expense	640	17	103
Segment net income	95	(84)	(16)
Performance ($ MM)			
Y-o-Y organic revenue growth	6.5%	(120) bps	(540) bps
Net acquired revenue	41	(39)	(30)
Performance based commissions	21	(2)	2
Adjusted EBITDA(1)	181	(97)	3
Adjusted EBITDA margin(1)	23.5%	(880) bps	(270) bps

Commentary

- Revenue increased 13% vs. 3Q21
  - Organic revenue growth was 6.5%
  - Acquired revenue of $41 million
  - New business generation was strong with stable retention
- Revenue down 11% vs. 2Q22 primarily due to revenue seasonality in P&C renewal commissions
- Expenses were up 20% vs. 3Q21
  - Increase driven by higher performance-based incentive expense, increase from acquisitions, higher T&E expense, and ongoing investments
- Market conditions
  - P&C premium rate increases remained relatively consistent vs. prior quarters
  - Continue to see growth in exposure units and growth in the value of the exposure units due to inflation
- Completed the acquisition of BenefitMall, the nation's largest benefits wholesale general agency, with expected annual revenue of ~$160 million
- Announced agreement to acquire BankDirect Capital Finance, a nationwide premium finance company with over $3 billion in loans

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase accounting summary[1]

($ MM)

	As of/For the Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (924)	$ (1,119)	$ (1,323)	$ (1,540)	$ (1,777)
Accretion	96	189	191	217	233
Purchase accounting adjustments and other activity	2	6	13	—	4
Ending balance	$ (826)	$ (924)	$ (1,119)	$ (1,323)	$ (1,540)
Core deposit and other intangible assets					
Beginning balance	$ 3,535	$ 3,693	$ 3,408	$ 2,930	$ 2,665
Additions - acquisitions	336	—	430	647	418
Amortization	(140)	(143)	(137)	(143)	(145)
Amortization in net occupancy expense	(5)	(5)	(8)	(3)	(4)
Purchase accounting adjustments and other activity	—	(10)	—	(23)	(4)
Ending balance	$ 3,726	$ 3,535	$ 3,693	$ 3,408	$ 2,930
Deposits[3]					
Beginning balance unamortized fair value mark	$ (3)	$ (5)	$ (7)	$ (9)	$ (12)
Amortization	2	2	2	2	3
Ending balance	$ (1)	$ (3)	$ (5)	$ (7)	$ (9)
Long-Term Debt[3]					
Beginning balance unamortized fair value mark	$ (109)	$ (122)	$ (139)	$ (157)	$ (176)
Amortization	15	13	17	18	19
Ending balance	$ (94)	$ (109)	$ (122)	$ (139)	$ (157)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 M&A related financial impacts Purchase accounting accretion Amortization of intangibles Merger-related and restructuring charges Incremental operating expenses related to the merger 1Q21 $340 $144 $141 $175 2Q21 308 142 297 190 3Q21 255 145 173 191 4Q21 237 143 212 215 1Q22 210 137 216 202 2Q22 204 143 120 117 3Q22 113 140 62 90 4Q22E 95 150 40 60 1Q23E 90 140 No costs for the MOE No longer applicable and will not be in expense base 2Q23E 80 130 3Q23E 80 130 4Q23E 70 130 FY 2021 $1,140 $574 $823 $771 FY 2022E 622 570 438 469 FY 2023E 320 530 N/A N/A ($ MM) Amounts for future periods are based on Company projections

A-6 4Q22–3Q23 preferred stock projected dividends Estimates assume forward curve for LIBOR and SOFR as of 10/1/22. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above. Table may not foot due to rounding Truist Preferred Outstandings ($ MM) 4Q22 1Q23 2Q23 3Q23 Series I $173 $1.7 $2.2 $2.3 $2.3 Series J $102 1.0 1.3 1.4 1.4 Series L $750 12.1 14.4 15.1 15.0 Series M $500 12.8 — 12.8 — Series N $1,700 — 40.8 — 40.8 Series O $575 7.5 7.5 7.5 7.5 Series P $1,000 24.8 — 24.8 — Series Q $1,000 — 25.5 — 25.5 Series R $925 11.0 11.0 11.0 11.0 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $71.0 $102.8 $75.0 $103.6

Non-GAAP Reconciliations

Non-GAAP reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Net income available to common shareholders - GAAP	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 1,616
Merger-related and restructuring charges	48	92	166	163	132
Securities (gains) losses	1	—	53	—	—
Loss (gain) on early extinguishment of debt	—	(30)	—	—	—
Incremental operating expenses related to the merger	69	89	155	165	147
Professional fee accrual	—	—	—	—	23
Gain on redemption of noncontrolling equity interest	—	—	(57)	—	—
Net income available to common shareholders - adjusted	$ 1,654	$ 1,605	$ 1,644	$ 1,852	$ 1,918
Weighted average shares outstanding - diluted	1,336,659	1,338,864	1,341,563	1,343,029	1,346,854
Diluted EPS - GAAP	**$ 1.15**	**$ 1.09**	**$ 0.99**	**$ 1.13**	**$ 1.20**
Diluted EPS - adjusted[(1)]	**1.24**	**1.20**	**1.23**	**1.38**	**1.42**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP reconciliations

Efficiency ratio

($ MM)

	Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,613	$ 3,580	$ 3,674	$ 3,700	$ 3,795
Merger-related and restructuring charges, net	(62)	(121)	(216)	(212)	(172)
Gain (loss) on early extinguishment of debt	—	39	—	1	—
Incremental operating expense related to the merger	(90)	(117)	(202)	(215)	(191)
Amortization of intangibles	(140)	(143)	(137)	(143)	(145)
Professional fee accrual	—	—	—	—	(30)
Efficiency ratio numerator - adjusted	$ 3,321	$ 3,238	$ 3,119	$ 3,131	$ 3,257
Efficiency ratio denominator - revenue[1] - GAAP	$ 5,847	$ 5,655	$ 5,325	$ 5,566	$ 5,598
Taxable equivalent adjustment	38	28	26	24	28
Securities (gains) losses	1	1	69	—	—
Gain on redemption of noncontrolling equity interest	—	—	(74)	—	—
Efficiency ratio denominator - adjusted	$ 5,886	$ 5,684	$ 5,346	$ 5,590	$ 5,626
Efficiency ratio - GAAP	**61.8 %**	**63.3 %**	**69.0 %**	**66.5 %**	**67.8 %**
Efficiency ratio - adjusted[2]	**56.4**	**57.0**	**58.3**	**56.0**	**57.9**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP reconciliations

Pre-provision net revenue

($ MM)

	Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Net income	$ 1,637	$ 1,532	$ 1,416	$ 1,602	$ 1,704
Provision for credit losses	234	171	(95)	(103)	(324)
Provision for income taxes	363	372	330	367	423
Taxable-equivalent adjustment	38	28	26	24	28
Pre-provision net revenue[(1)(2)]	**$ 2,272**	**$ 2,103**	**$ 1,677**	**$ 1,890**	**$ 1,831**
PPNR	$ 2,272	$ 2,103	$ 1,677	$ 1,890	$ 1,831
Merger-related and restructuring charges, net	62	121	216	212	172
Gain (loss) on early extinguishment of debt	—	(39)	—	(1)	—
Incremental operating expense related to the merger	90	117	202	215	191
Amortization of intangibles	140	143	137	143	145
Professional fee accrual	—	—	—	—	30
Securities (gains) losses	1	1	69	—	—
Gain on redemption of noncontrolling equity interest	—	—	(74)	—	—
Pre-provision net revenue - adjusted[(1)(2)]	**$ 2,565**	**$ 2,446**	**$ 2,227**	**$ 2,459**	**$ 2,369**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-10

Non-GAAP reconciliations

Return on average assets

($ MM)

	As of / Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Net income - GAAP	$ 1,637	$ 1,532	$ 1,416	$ 1,602	$ 1,704
Merger-related and restructuring charges	48	92	166	163	132
Securities (gains) losses	1	—	53	—	—
Loss (gain) on early extinguishment of debt	—	(30)	—	—	—
Incremental operating expenses related to the merger	69	89	155	165	147
Professional fee accrual	—	—	—	—	23
Gain on redemption of noncontrolling equity interest	—	—	(57)	—	—
Numerator - adjusted[(1)]	$ 1,755	$ 1,683	$ 1,733	$ 1,930	$ 2,006
Average assets	$ 545,606	$ 540,568	$ 535,981	$ 534,911	$ 526,685
Return on average assets - GAAP	**1.19 %**	**1.14 %**	**1.07 %**	**1.19 %**	**1.28 %**
Return on average assets - adjusted[(1)]	**1.28**	**1.25**	**1.31**	**1.43**	**1.51**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-11

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Common shareholders' equity	$ 54,115	$ 56,302	$ 58,348	$ 62,598	$ 62,227
Less: Intangible assets, net of deferred taxes	29,752	29,095	29,229	28,772	27,066
Tangible common shareholders' equity(1)	$ 24,363	$ 27,207	$ 29,119	$ 33,826	$ 35,161
Outstanding shares at end of period	1,326,766	1,326,393	1,331,414	1,327,818	1,334,892
Common shareholders' equity per common share	**$ 40.79**	**$ 42.45**	**$ 43.82**	**$ 47.14**	**$ 46.62**
Tangible common shareholders' equity per common share(1)	**18.36**	**20.51**	**21.87**	**25.47**	**26.34**
Net income available to common shareholders	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 1,616
Plus amortization of intangibles, net of tax	107	109	105	110	113
Tangible net income available to common shareholders(1)	$ 1,643	$ 1,563	$ 1,432	$ 1,634	$ 1,729
Average common shareholders' equity	$ 56,813	$ 56,803	$ 60,117	$ 61,807	$ 62,680
Less: Average intangible assets, net of deferred taxes	29,035	29,173	28,905	27,523	27,149
Average tangible common shareholders' equity(1)	$ 27,778	$ 27,630	$ 31,212	$ 34,284	$ 35,531
Return on average common shareholders' equity	**10.7 %**	**10.3 %**	**9.0 %**	**9.8 %**	**10.2 %**
Return on average tangible common shareholders' equity(1)	**23.5**	**22.7**	**18.6**	**18.9**	**19.3**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

Non-GAAP reconciliations

Return on average common equity and average tangible common equity

($ MM)

	As of / Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Net income available to common shareholders - GAAP	$ 1,536	$ 1,454	$ 1,327	$ 1,524	$ 1,616
Merger-related and restructuring charges	48	92	166	163	132
Securities (gains) losses	1	—	53	—	—
Loss (gain) on early extinguishment of debt	—	(30)	—	—	—
Incremental operating expenses related to the merger	69	89	155	165	147
Professional fee accrual	—	—	—	—	23
Gain on redemption of noncontrolling equity interest	—	—	(57)	—	—
Net income available to common shareholders - adjusted	1,654	1,605	1,644	1,852	1,918
Amortization	107	109	105	110	113
Net income available to common shareholders - tangible adjusted	$ 1,761	$ 1,714	$ 1,749	$ 1,962	$ 2,031
Average common shareholders' equity	$ 56,813	$ 56,803	$ 60,117	$ 61,807	$ 62,680
Plus: Estimated impact of adjustments on denominator	59	76	158	164	151
Average common shareholders' equity - adjusted	56,872	56,879	60,275	61,971	62,831
Less: Average intangible assets	29,035	29,173	28,905	27,523	27,149
Average tangible common shareholders' equity - adjusted	$ 27,837	$ 27,706	$ 31,370	$ 34,448	$ 35,682
Return on average common shareholders equity - GAAP	**10.7 %**	**10.3 %**	**9.0 %**	**9.8 %**	**10.2 %**
Return on average common shareholders equity - adjusted[(1)]	**11.5 %**	**11.3 %**	**11.1 %**	**11.9 %**	**12.1 %**
Return on average tangible common shareholders equity - adjusted[(1)]	**25.1**	**24.8**	**22.6**	**22.6**	**22.6**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-13

Non-GAAP Reconciliations

Operating Leverage[1]

($ MM)

	Quarter Ended			Year-to-Date			
	Sept. 30 2022	June 30 2022	Sept. 30 2021	Sept. 30 2022	Sept. 30 2021	% Growth 3Q22 vs. 3Q21	% Growth Year-to-Date 2022 vs. 2021
Revenue[2] - GAAP	$ 5,847	$ 5,655	$ 5,598	$ 16,827	$ 16,730	4.4 %	0.6 %
Taxable equivalent adjustment	38	28	28	92	84		
Securities (gains) losses	1	1	—	71	—		
Gain on redemption of noncontrolling equity interest	—	—	—	(74)	—		
Gains on divestiture of certain businesses	—	—	—	—	(37)		
Revenue[2] - adjusted	$ 5,886	$ 5,684	$ 5,626	$ 16,916	$ 16,777	4.6 %	0.8 %
Noninterest expense - GAAP	$ 3,613	$ 3,580	$ 3,795	$ 10,867	$ 11,416	(4.8)%	(4.8)%
Merger-related and restructuring charges, net	(62)	(121)	(172)	(399)	(610)		
Gain (loss) on early extinguishment of debt	—	39	—	39	3		
Incremental operating expense related to the merger	(90)	(117)	(191)	(409)	(556)		
Amortization of intangibles	(140)	(143)	(145)	(420)	(431)		
Charitable contribution	—	—	—	—	(200)		
Professional fee accrual	—	—	(30)	—	(30)		
Acceleration for cash flow hedge unwind	—	—	—	—	(36)		
Noninterest expense - adjusted	$ 3,321	$ 3,238	$ 3,257	$ 9,678	$ 9,556	2.0 %	1.3 %
Operating leverage - GAAP						**9.2 %**	**5.4 %**
Operating leverage - adjusted[3]						**2.6 %**	**(0.5)%**

(1) Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense.
(2) Revenue is defined as net interest income plus noninterest income.
(3) The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-14

Non-GAAP reconciliations

Core NIM

($ MM)

	Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Net interest income - GAAP	$ 3,745	$ 3,407	$ 3,183	$ 3,243	$ 3,233
Taxable-equivalent adjustment	38	28	26	24	28
Net interest income - taxable-equivalent	3,783	3,435	3,209	3,267	3,261
Accretion of mark on acquired loans	(96)	(189)	(191)	(217)	(233)
Accretion of mark on acquired liabilities	(17)	(15)	(19)	(20)	(22)
Net interest income - core[1]	$ 3,670	$ 3,231	$ 2,999	$ 3,030	$ 3,006
Average earning assets - GAAP	$ 482,349	$ 475,818	$ 469,940	$ 470,885	$ 461,750
Average balance - mark on acquired loans	875	1,029	1,247	1,449	1,658
Average earning assets - core[1]	$ 483,224	$ 476,847	$ 471,187	$ 472,334	$ 463,408
Annualized net interest margin:					
Reported - taxable-equivalent	**3.12 %**	**2.89 %**	**2.76 %**	**2.76 %**	**2.81 %**
Core[1]	**3.02**	**2.72**	**2.57**	**2.55**	**2.58**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-15

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ MM)

	Quarter Ended				
	Sept. 30 2022	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021
Segment net interest income	$ 33	$ 28	$ 24	$ 23	$ 28
Noninterest income	734	833	737	681	652
Total revenue	$ 767	$ 861	$ 761	$ 704	$ 680
Segment net income (loss) - GAAP	$ 95	$ 179	$ 151	$ 127	$ 111
Provision (benefit) for income taxes	31	58	50	32	31
Depreciation & amortization	36	34	32	24	31
EBITDA	162	271	233	183	173
Merger-related and restructuring charges, net	19	7	8	8	2
Incremental operating expenses related to the merger	—	—	—	4	3
Adjusted EBITDA(1)	$ 181	$ 278	$ 241	$ 195	$ 178
Adjusted EBITDA(1) margin	**23.5 %**	**32.3 %**	**31.6 %**	**27.7 %**	**26.2 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-16

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